UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36374	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 275 Madison Avenue, 7th Floor, New York, NY 10016

(Address of Principal Executive Offices)

Registrant’s telephone number: (646) 677-3870

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Mark S. Berger, the Chief Medical Officer of Actinium Pharmaceuticals, Inc. (the “Company”), notified the Company that he will be resigning effective as of September 24, 2021. Dr. Berger’s resignation is not the result of any disagreement with the Company or its Board of Directors or any matter relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On September 23, 2021, the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing multiple senior leadership appointments and promotions including Arun Swaminathan, Ph.D., as Chief Business and Commercial Officer, Paul Diamond, Ph.D., as Vice President, Patent and Legal Counsel, and the promotion of Avinash Desai, M.D., to the position of Chief Medical Officer from his previous position of Executive Vice President, Clinical Development, Operations, and Medical Affairs. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Dr. Swaminathan is a highly accomplished executive with over 20 years of experience in the global biopharmaceutical industry, which has included increasing positions of responsibility across commercial, business development, and clinical roles. He has a proven track record of converting great science into successful business opportunities. Prior to joining Actinium, Dr. Swaminathan was the Chief Business Officer and Senior Vice President at Alteogen Inc. a South Korea-based biopharmaceutical company that focuses on the development and commercialization of novel biologics. In this role, his negotiations with partners led to deals totaling over $6 billion in potential value, including agreements with two of the top ten global pharmaceutical companies. During his tenure at Alteogen, the Company’s market value increased from approximately $400 million to over $4 billion. Dr. Swaminathan joined Alteogen after they entered into an agreement with Lynkogen Inc. and gained full rights to develop the assets. As CEO and co-founder of Lynkogen, he raised capital, in-licensed potentially transformative drug candidates to address complex metabolic diseases and advanced Lynkogen from concept to a pre-clinical stage company with a lead drug candidate ready for IND enabling studies that he successfully negotiated for out-licensing. Previously, Dr. Swaminathan held commercial and business development roles at Bristol Myers Squibb over 12 years during two tenures, most recently as Worldwide Brand Director, where he managed products with over $2 billion in annual sales across the top 10 global markets. Earlier at BMS, Dr. Swaminathan advanced from principal scientist to associate director, working on approved products including Nulojix®, Orencia® and Eliquis®. Between his tenures at BMS, he spent nearly four years at Covance (now Labcorp Drug Development), where he rose to Marketing Head, in charge of a $1 billion clinical business. Dr. Swaminathan received his Ph.D., Pharmaceutical Sciences at the University of Pittsburgh, and is a graduate of the Marketing Management Program at Wharton, University of Pennsylvania.

Dr. Diamond joins Actinium with over 20 years of experience in patent law, developing and executing IP strategy within the biotechnology industry. He joins Actinium from Enzo Biochem, Inc., where he was Senior Counsel, Patents and Business Development. As Enzo’s sole patent attorney and senior-most counsel, he reported to the CEO and led all IP related and essential in-house legal functions. During his time at Enzo, Dr. Diamond obtained critical, high-value patent coverage for key products and technologies and managed high-profile litigations and settlement negotiations that resulted in a number of sizeable settlements. Prior to Enzo, Dr. Diamond first practiced IP law at global law firm White & Case LLP before opening his own practice, Diamond Law Office, LLC, where he was of counsel to the firms Lucas & Mercanti, LLP and Zuber, Lawler & Del Duca, LLP. Paul received his law degree from Fordham University School of Law. He also has a strong scientific background, receiving a B.A. in Biology from The Johns Hopkins University and a Ph.D. in Molecular and Cellular Biology from Harvard University.

Dr. Desai is a hematologist/oncologist with nearly 25 years of drug development industry experience. Over the course of his career, Dr. Desai has successfully designed and implemented clinical development, U.S. and global medical affairs, and life cycle management plans for a variety of pharmaceutical products. This has included participation in multiple INDs, NDAs, and sNDA submissions and efficiently managing the product Scientific Advisory Boards (SAB) and Data and Safety Monitoring Boards (DSMB) for hematology, oncology, and therapeutic candidates. Most recently, Dr. Desai, served as Vice President, Head of U.S. Medical Affairs – Oncology at Glaxo Smith Kline (GSK). At GSK, he established the U.S. medical affairs oncology team that oversaw the launch readiness plans for three novel oncology products—Blenrep® in multiple myeloma, Zejula® in ovarian cancer, and dostarlimab in endometrial cancer. Prior to GSK, Dr. Desai has overseen the clinical development, implementation, and delivery of oncology life cycle management plans for various oncology therapies at several leading global pharmaceutical companies, including Eli Lilly & Company (Lilly), Janssen Pharmaceuticals, Inc. and Takeda, Inc. Prior to GSK, he was the VP of Global Medical Affairs at Lilly, during which time he oversaw the global medical affairs team for Lilly's GI Oncology portfolio. Earlier in his career, Dr. Desai contributed to the approval of Janssen's myeloma drug Darzalex® (daratumumab) and leading and strategically executing medical affairs activities globally for Velcade® (bortezomib). Prior to Janssen, Dr. Desai was responsible for the international development of oncology products in solid tumors and hematological malignancies at Sanofi, where he successfully executed pivotal trials that led to NDA submission for Jevtana® (cabazitaxel).

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated September 23, 2021 (furnished herewith pursuant to Item 7.01).
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actinium Pharmaceuticals, Inc.

Date: September 23, 2021	/s/ Sandesh Seth
Name: Sandesh Seth
Title: Chairman and Chief Executive Officer

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